Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2014 Results from Continuing Operations and Provides 2015 Guidance

– Fourth-Quarter Revenue of $329.5 Million and Full-Year 2014 Revenue of $1.30 Billion –

– Fourth-Quarter GAAP Earnings per Share of $0.59 and Non-GAAP Earnings per Share of $0.81 –

– Full-Year GAAP Earnings per Share of $2.70 and Non-GAAP Earnings per Share of $3.46 –

– Provides 2015 Guidance for Constant Currency Revenue Growth of 6-7.5% and Reported Revenue Growth of 1-2.5%; Non-GAAP Earnings per Share of $3.55-$3.65, including Unfavorable Impact from Foreign Exchange of $0.12 per share; GAAP Earnings per Share of $3.15-$3.25 –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 10, 2015--Charles River Laboratories International, Inc. (NYSE:CRL) today reported its results for the fourth-quarter and full-year 2014 and provided guidance for 2015. For the quarter, revenue from continuing operations was $329.5 million, an increase of 13.9% from $289.2 million in the fourth quarter of 2013. Revenue growth was driven by the Discovery and Safety Assessment and Manufacturing Support segments. The Early Discovery acquisitions in 2014, which include Argenta, BioFocus, and ChanTest, contributed 9.3% to consolidated fourth-quarter revenue growth. Foreign currency translation reduced reported revenue growth by 2.9%.

On a GAAP basis, net income from continuing operations for the fourth quarter of 2014 was $28.5 million, or $0.59 per diluted share, compared to $19.5 million, or $0.40 per diluted share, for the fourth quarter of 2013.

On a non-GAAP basis, net income from continuing operations was $38.5 million for the fourth quarter of 2014, an increase of 9.7% from $35.1 million for the same period in 2013. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.81, an increase of 11.0% compared to $0.73 per share in the fourth quarter of 2013. Higher revenue was the primary contributor to the earnings per share increase, which was partially offset by a higher tax rate. A gain of $0.03 per share on our limited partnership investments in the fourth quarter of 2014 compared to a $0.01 gain for the same period in 2013.

James C. Foster, Chairman, President and Chief Executive Officer, said, “I am very pleased to say that 2014 was an exceptional year. Our financial results demonstrate what we’ve worked very hard to achieve: the strongest portfolio we’ve ever had, with the ability to support clients from target discovery through preclinical development; deep client relationships, where we are a respected and trusted partner; a streamlined organization, with the flexibility to respond to a changing industry and client requirements; and employees who are committed to providing exceptional service to our clients.”

“Given our strong performance in 2014, and the fact that we believe the company is very well positioned to win new business, we are optimistic about the opportunities in 2015. The potential for expanding strategic relationships, gaining market share in each of our client segments, and implementation of new efficiency and productivity initiatives give us confidence that we can achieve our guidance in 2015 for constant currency revenue growth of 6.0 to 7.5% and non-GAAP EPS in a range from $3.55 to $3.65,” Mr. Foster concluded.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $117.7 million in the fourth quarter of 2014, a decrease of 3.9% from $122.5 million in the fourth quarter of 2013. Foreign currency translation reduced reported revenue growth by 3.7%. On a constant-currency basis, revenue was essentially unchanged, as higher sales of research models, particularly in North America, were offset by lower sales of research model services, due in part to the termination of an Insourcing Solutions contract with the National Cancer Institute.

In the fourth quarter of 2014, the RMS segment’s GAAP operating margin was 20.1% compared to 15.6% in the fourth quarter of 2013. On a non-GAAP basis, the operating margin increased to 23.2% from 22.9% in the fourth quarter of 2013. The increase was primarily driven by benefits from the Company’s global efficiency initiatives, partially offset by the impact of lower revenue for research model services.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $149.6 million in the fourth quarter of 2014, an increase of 35.4% from $110.5 million in the fourth quarter of 2013. Foreign currency translation reduced reported revenue growth by 1.5%. DSA revenue growth was driven primarily by the Early Discovery acquisitions, which contributed 24.3% to DSA revenue growth in the fourth quarter, as well as low-double-digit revenue growth for the Company’s safety assessment services. Sales to mid-tier clients were robust, and sales to global key accounts also increased.

In the fourth quarter of 2014, the DSA segment’s GAAP operating margin was 14.0% compared to 7.9% in the fourth quarter of 2013. On a non-GAAP basis, the operating margin increased to 19.4% from 16.8% in the fourth quarter of 2013. The non-GAAP operating margin improvement was driven by leverage from higher sales and a foreign exchange benefit due to a weaker Canadian dollar.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $62.3 million in the fourth quarter of 2014, an increase of 10.6% from $56.3 million in the fourth quarter of 2013. Foreign currency translation reduced reported revenue growth by 3.7%. Excluding foreign exchange, Manufacturing revenue increased 14.3% on a constant-currency basis, driven by double-digit growth in the Endotoxin and Microbial Detection business.

In the fourth quarter of 2014, the Manufacturing segment’s GAAP operating margin was 33.0% compared to 26.0% in the fourth quarter of 2013. On a non-GAAP basis, the operating margin increased to 35.0% from 32.1% in the fourth quarter of 2013. The improvement was driven by fixed-cost leverage from higher sales.

Stock Repurchase Update

During the fourth quarter of 2014, the Company did not repurchase any shares of its common stock. For fiscal-year 2014, the Company repurchased 2.1 million shares for a total of $110.6 million. On December 1, 2014, the Company’s Board of Directors increased the stock repurchase authorization by $150 million, to an aggregate amount of $1.15 billion. As of December 27, 2014, the Company had $178.5 million remaining on its stock repurchase authorization.

Full-Year Results

For 2014, revenue increased by 11.3% to $1.30 billion from $1.17 billion in 2013. The Early Discovery acquisitions contributed 6.3% to 2014 revenue growth, while foreign currency translation reduced reported revenue growth by 0.1%.

On a GAAP basis, net income from continuing operations in 2014 was $129.9 million, or $2.70 per diluted share, compared to $105.4 million, or $2.15 per diluted share, in 2013.

On a non-GAAP basis, net income from continuing operations in 2014 was $164.5 million, or $3.46 per diluted share, compared to $142.3 million, or $2.93 per diluted share, in 2013.

Research Models and Services (RMS)

For 2014, RMS revenue was $507.3 million, a decrease of 0.8% from $511.4 million in 2013. Foreign currency translation reduced reported revenue growth by 0.7%. On a GAAP basis, the RMS segment operating margin was 23.9% in 2014, compared to 22.8% in 2013. On a non-GAAP basis, the operating margin was 26.9% in 2014, essentially unchanged from 2013.

Discovery and Safety Assessment (DSA)

For 2014, DSA revenue was $538.2 million, an increase of 24.5% from $432.4 million in 2013. The Early Discovery acquisitions contributed 17.0% to 2014 revenue growth, and foreign currency translation benefited reported revenue growth by 0.3%. On a GAAP basis, the DSA segment operating margin was 13.0% in 2014, compared to 11.0% in 2013. On a non-GAAP basis, the operating margin increased to 17.4% in 2014 from 15.6% in 2013.

Manufacturing Support (Manufacturing)

For 2014, Manufacturing revenue was $252.1 million, an increase of 13.7% from $221.8 million in 2013. Foreign currency translation benefited reported revenue growth by 0.2%. On a GAAP basis, the Manufacturing segment operating margin was 31.2% in 2014, compared to 27.6% in 2013. On a non-GAAP basis, the operating margin increased to 33.4% in 2014 from 31.0% in 2013.

2015 Guidance

The Company is providing the following financial guidance for 2015. Revenue growth is expected to be 6.0% to 7.5% on a constant-currency basis. Based on current rates, foreign currency translation is expected to reduce revenue growth by approximately 5%, which would result in reported revenue growth of 1.0% to 2.5%. Revenue growth in 2015 will be driven by the DSA and Manufacturing segments.

Earnings per share in 2015 are expected to benefit from higher sales and the Company’s ongoing global productivity and efficiency initiatives. These benefits are expected to be partially offset by foreign exchange, which is expected to reduce 2015 earnings per share by approximately $0.12. The Company’s 2014 earnings per share include a $0.12 gain on limited-partnership investments; 2015 guidance includes an estimated $0.03 benefit from these investments.

2015 GUIDANCE (from continuing operations)
GAAP EPS estimate	$3.15 - $3.25
Amortization of intangible assets	$0.31
Operating losses (1)	$0.04
Charges related to global efficiency initiatives (2)	$0.05
Non-GAAP EPS estimate	$3.55 - $3.65
(1) These costs relate primarily to the Company’s Shrewsbury, Massachusetts, facility.
(2) These charges relate primarily to the Company’s planned efficiency initiatives in 2015. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, February 11, at 9:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance costs associated with our efficiency initiatives; accelerated depreciation charges related to the consolidation of research model production operations; a charge related to a dispute with a large model supplier; gains related to the sales of former research model facilities; write-offs of deferred financing costs and fees related to debt refinancing; costs related to a U.S. government billing adjustment and related expenses; and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting revenue on a constant currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported and constant currency basis), operating margins, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of these services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 25, 2014, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Total revenue	$329,548	$289,228	$1,297,662	$1,165,528
Cost of revenue	209,603	201,033	825,002	770,626
Gross margin	119,945	88,195	472,660	394,902
Selling, general and administrative	72,034	58,674	269,033	225,695
Amortization of intangibles	7,144	4,914	25,957	17,806
Operating income	40,767	24,607	177,670	151,401
Interest expense, net	(2,428)	(2,572)	(10,796)	(20,239)
Other income, net	1,847	1,071	10,721	7,165
Income from continuing operations before income taxes	40,186	23,106	177,595	138,327
Provision for income taxes	11,650	3,580	47,671	32,911
Income from continuing operations, net of income taxes	28,536	19,526	129,924	105,416
Loss from discontinued operations, net of income taxes	(864)	(82)	(1,726)	(1,265)
Net income	27,672	19,444	128,198	104,151
Net income attributable to noncontrolling interests	(506)	(345)	(1,500)	(1,323)
Net income attributable to common shareowners	$27,166	$19,099	$126,698	$102,828

Earnings per common share
Basic:
Continuing operations	$0.60	$0.41	$2.76	$2.18
Discontinued operations	$(0.02)	$-	$(0.04)	$(0.03)
Net	$0.58	$0.41	$2.72	$2.15
Diluted:
Continuing operations	$0.59	$0.40	$2.70	$2.15
Discontinued operations	$(0.02)	$-	$(0.04)	$(0.03)
Net	$0.57	$0.40	$2.66	$2.12

Weighted average number of common shares outstanding
Basic	46,459,512	47,150,688	46,626,997	47,740,167
Diluted	47,516,659	48,134,992	47,557,706	48,489,322

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 27, 2014	December 28, 2013
Assets
Current assets
Cash and cash equivalents	$160,023	$155,927
Trade receivables, net	257,991	220,630
Inventories	89,043	89,396
Other current assets	99,841	86,597
Total current assets	606,898	552,550
Property, plant and equipment, net	676,797	676,182
Goodwill, net	321,077	230,701
Other intangibles, net	178,875	84,537
Deferred tax asset	23,193	26,822
Other assets	78,352	61,964
Total assets	$1,885,192	$1,632,756

Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital leases	$31,904	$21,437
Accounts payable	33,815	31,770
Accrued compensation	71,569	58,461
Deferred revenue	78,124	54,177
Accrued liabilities	67,380	56,712
Other current liabilities	11,079	22,546
Current liabilities of discontinued businesses	2,299	1,931
Total current liabilities	296,170	247,034
Long-term debt & capital leases	745,958	642,352
Other long-term liabilities	130,361	70,632
Long-term liabilities of discontinued businesses	8,357	8,080
Total liabilities	1,180,846	968,098
Redeemable non-controlling interest	28,419	20,581
Total shareholders' equity	672,203	640,984
Non-controlling interest	3,724	3,093
Total liabilities, equity and noncontrolling interests	$1,885,192	$1,632,756

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Research Models and Services
Revenue	$117,691	$122,482	$507,327	$511,350
Gross margin	40,700	35,890	190,092	179,493
Gross margin as a % of revenue	34.6%	29.3%	37.5%	35.1%
Operating income	23,642	19,161	121,376	116,737
Operating income as a % of revenue	20.1%	15.6%	23.9%	22.8%
Depreciation and amortization	7,235	14,195	27,512	41,837
Capital expenditures	7,221	6,300	18,749	16,717

Discovery and Safety Assessment
Revenue	$149,604	$110,470	$538,218	$432,378
Gross margin	45,886	25,654	150,970	106,766
Gross margin as a % of revenue	30.7%	23.2%	28.0%	24.7%
Operating income	20,909	8,741	69,749	47,413
Operating income as a % of revenue	14.0%	7.9%	13.0%	11.0%
Depreciation and amortization	13,271	9,451	47,138	37,720
Capital expenditures	8,429	5,246	19,759	12,561

Manufacturing Support
Revenue	$62,253	$56,276	$252,117	$221,800
Gross margin	33,359	26,651	131,598	108,643
Gross margin as a % of revenue	53.6%	47.4%	52.2%	49.0%
Operating income	20,529	14,651	78,620	61,227
Operating income as a % of revenue	33.0%	26.0%	31.2%	27.6%
Depreciation and amortization	3,467	5,655	14,092	17,079
Capital expenditures	10,097	2,289	15,541	9,876

Unallocated Corporate Overhead	$(24,313)	$(17,946)	$(92,075)	$(73,976)

Total
Revenue	$329,548	$289,228	$1,297,662	$1,165,528
Gross margin	119,945	88,195	472,660	394,902
Gross margin as a % of revenue	36.4%	30.5%	36.4%	33.9%
Operating income	40,767	24,607	177,670	151,401
Operating income as a % of revenue	12.4%	8.5%	13.7%	13.0%
Depreciation and amortization	26,010	29,301	96,445	96,636
Capital expenditures	27,018	13,835	56,925	39,154

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Research Models and Services
Revenue	$117,691	$122,482	$507,327	$511,350
Add back government billing adjustment	-	-	-	1,495
Non-GAAP revenue	$117,691	$122,482	$507,327	$512,845
Operating income	23,642	19,161	121,376	116,737
Operating income as a % of revenue	20.1%	15.6%	23.9%	22.8%
Add back:
Amortization of intangible assets related to acquisitions	451	1,076	2,466	2,778
Severance related to cost-savings actions	619	1,123	4,593	1,424
Government billing adjustment and related expenses	554	226	848	2,402
Impairment and other items (2)	2,002	6,440	7,109	13,678
Operating losses (3)	-	14	27	270
Operating income, excluding specified charges (Non-GAAP)	$27,268	$28,040	$136,419	$137,289
Non-GAAP operating income as a % of non-GAAP revenue	23.2%	22.9%	26.9%	26.8%

Discovery and Safety Assessment
Revenue	$149,604	$110,470	$538,218	$432,378
Operating income	20,909	8,741	69,749	47,413
Operating income as a % of revenue	14.0%	7.9%	13.0%	11.0%
Add back:
Amortization of intangible assets related to acquisitions	5,458	2,401	18,110	9,593
Severance related to cost-savings actions	1,794	915	2,912	1,625
Impairment and other items (2)	-	5,829	-	5,829
Operating losses (3)	619	629	2,600	3,101
Costs associated with the evaluation and integration of acquisitions	208	-	404	-
Operating income, excluding specified charges (Non-GAAP)	$28,988	$18,515	$93,775	$67,561
Non-GAAP operating income as a % of revenue	19.4%	16.8%	17.4%	15.6%

Manufacturing Support
Revenue	$62,253	$56,276	$252,117	$221,800
Operating income	20,529	14,651	78,620	61,227
Operating income as a % of revenue	33.0%	26.0%	31.2%	27.6%
Add back:
Amortization of intangible assets related to acquisitions	1,235	1,438	5,381	5,435
Severance related to cost-savings actions	16	123	166	169
Impairment and other items (2)	-	1,874	-	1,874
Operating income, excluding specified charges (Non-GAAP)	$21,780	$18,086	$84,167	$68,705
Non-GAAP operating income as a % of revenue	35.0%	32.1%	33.4%	31.0%

Unallocated Corporate Overhead	$(24,313)	$(17,946)	$(92,075)	$(73,976)
Add back:
Severance related to cost-savings actions	-	-	121	-
Costs associated with the evaluation and integration of acquisitions	1,028	766	6,284	1,752
Convertible debt accounting	-	-	-	107
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(23,285)	$(17,180)	$(85,670)	$(72,117)

Total
Revenue	$329,548	$289,228	$1,297,662	$1,165,528
Add back government billing adjustment	-	-	-	1,495
Non-GAAP revenue	$329,548	$289,228	$1,297,662	$1,167,023
Operating income	40,767	24,607	177,670	151,401
Operating income as a % of revenue	12.4%	8.5%	13.7%	13.0%
Add back:
Amortization of intangible assets related to acquisitions	7,144	4,915	25,957	17,806
Severance related to cost-savings actions	2,429	2,161	7,792	3,218
Government billing adjustment and related expenses	554	226	848	2,402
Impairment and other items (2)	2,002	14,143	7,109	21,381
Operating losses (3)	619	643	2,627	3,371
Costs associated with the evaluation and integration of acquisitions	1,236	766	6,688	1,752
Convertible debt accounting (4)	-	-	-	107
Operating income, excluding specified charges (Non-GAAP)	$54,751	$47,461	$228,691	$201,438
Non-GAAP operating income as a % of non-GAAP revenue	16.6%	16.4%	17.6%	17.3%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations, and guidance.

(2)

For the three and twelve months ended December 27, 2014, impairment and other items included $1.9 million and $6.5 million of asset impairments and accelerated depreciation related to the consolidation of research model production operations, respectively; $0 and $1.6 million of charges related to a dispute with a large model supplier, respectively; and a $0.1 million charge and a $1.0 million gain related to the sale of a former research model facility in France, respectively. For the three and twelve months ended December 28, 2013, impairment and other items included $6.6 million and $13.5 million of accelerated depreciation related to the consolidation of research model production operations in California, respectively; and $0.2 million and $0.6 million of impairments in Germany, respectively. In addition, for both the three and twelve months ended December 28, 2013, impairment and other items included $1.9 million of accelerated depreciation related to Biologics Testing Solutions operations; $3.8 million for an impairment charge related to the Company's Shrewsbury, Massachusetts facility; and $1.6 million for an adjustment to prior-period accrued compensated absences.

(3)	This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(4)	The year ended December 28, 2013 includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense by $0.1 million.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(in thousands, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Net income attributable to common shareholders	$27,166	$19,099	$126,698	$102,828
Less: Discontinued operations	864	82	1,726	1,265
Net income from continuing operations attributable to common shareholders	28,030	19,181	128,424	104,093
Add back:
Amortization of intangible assets related to acquisitions	7,144	4,915	25,957	17,806
Severance related to cost-savings actions	2,429	2,161	7,792	3,218
Government billing adjustment and related expenses	554	226	848	2,402
Impairment and other items (2)	2,002	14,143	7,109	21,381
Operating losses (3)	619	643	2,627	3,371
Costs associated with the evaluation and integration of acquisitions	1,236	766	6,688	1,752
Convertible debt accounting, net (4)	-	-	-	6,710
Write-off of deferred financing costs and fees related to debt refinancing	-	-	-	645
Tax effect of items above	(3,506)	(6,919)	(14,987)	(19,126)
Net income from continuing operations attributable to common shareholders, excluding specified charges (Non-GAAP)	$38,508	$35,116	$164,458	$142,252

Weighted average shares outstanding - Basic	46,459,512	47,150,688	46,626,997	47,740,167
Effect of dilutive securities:
Stock options and contingently issued restricted stock	1,057,147	984,304	930,709	749,155
Weighted average shares outstanding - Diluted	47,516,659	48,134,992	47,557,706	48,489,322

Basic earnings per share from continuing operations	$0.60	$0.41	$2.76	$2.18
Diluted earnings per share from continuing operations	$0.59	$0.40	$2.70	$2.15

Basic earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$0.83	$0.74	$3.53	$2.98
Diluted earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$0.81	$0.73	$3.46	$2.93

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations, and guidance.

(2)

For the three and twelve months ended December 27, 2014, impairment and other items included $1.9 million and $6.5 million of asset impairments and accelerated depreciation related to the consolidation of research model production operations, respectively; $0 and $1.6 million of charges related to a dispute with a large model supplier, respectively; and a $0.1 million charge and a $1.0 million gain related to the sale of a former research model facility in France, respectively. For the three and twelve months ended December 28, 2013, impairment and other items included $6.6 million and $13.5 million of accelerated depreciation related to the consolidation of research model production operations in California, respectively; and $0.2 million and $0.6 million of impairments in Germany, respectively. In addition, for both the three and twelve months ended December 28, 2013, impairment and other items included $1.9 million of accelerated depreciation related to Biologics Testing Solutions operations; $3.8 million for an impairment charge related to the Company's Shrewsbury, Massachusetts facility; and $1.6 million for an adjustment to prior-period accrued compensated absences.

(3)	This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(4)	The year ended December 28, 2013 includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $6.6 million and depreciation expense by $0.1 million.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (YEAR-OVER-YEAR)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE AND A GOVERNMENT BILLING ADJUSTMENT
For the Three and Twelve Months Ended December 27, 2014

For the three months ended December 27, 2014:	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	13.9%	(3.9%)	35.4%	10.6%
Impact of foreign exchange	(2.9%)	(3.7%)	(1.5%)	(3.7%)
Non-GAAP revenue growth, constant currency	16.8%	(0.2%)	36.9%	14.3%

For the twelve months ended December 27, 2014:	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	11.3%	(0.8%)	24.5%	13.7%
Impact of foreign exchange	(0.1%)	(0.7%)	0.3%	0.2%
Impact of government billing adjustment	0.1%	0.3%	0.0%	0.0%
Non-GAAP revenue growth, constant currency	11.3%	(0.4%)	24.2%	13.5%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations, and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 27, 2014	December 28, 2013
Cash flows relating to operating activities:
Net income	$128,198	$104,151
Less: Loss from discontinued operations	(1,726)	(1,265)
Income from continuing operations	129,924	105,416
Summary of non-cash adjustments	125,982	128,986
Changes in assets and liabilities	(3,774)	(25,357)
Net cash provided by operating activities	252,132	209,045

Cash flows relating to investing activities:
Acquisition of businesses, net of cash acquired	(234,267)	(29,218)
Capital expenditures	(56,925)	(39,154)
Other	(6,798)	(5,675)
Net cash used in investing activities	(297,990)	(74,047)

Cash flow relating to financing activities:
Net cash used in financing activities	61,414	(84,237)

Cash flows used in discontinued operations	(1,081)	(1,906)
Effect of exchange rate changes on cash and cash equivalents	(10,379)	(2,613)
Net change in cash and cash equivalents	4,096	46,242
Cash and cash equivalents, beginning of period	155,927	109,685
Cash and cash equivalents, end of period	$160,023	$155,927

CONTACT:
Charles River Laboratories International, Inc.
Investor:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com